Exhibit No. 23


INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Registration Statement No. 33-67690 of Texas Eastern Transmission Corporation on Form S-3 of our report dated February 11, 2000, appearing in this Annual Report on Form 10-K of Texas Eastern Transmission Corporation for the year ended December 31, 1999.


/s/ Deloitte & Touche LLP
Charlotte, North Carolina
March 23, 2000